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                                                                       Ex-99.(J)



                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust on behalf of the Fixed Income Funds dated December 10, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 62 and Amendment No. 64 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
February 14, 2000